EXHIBIT 10.29


                          PROCESSING AGREEMENT BETWEEN

                                 OSTEOTECH, INC.

                                       AND

                      MUSCULOSKELETAL TRANSPLANT FOUNDATION
























XXXXX Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The confidential material is being filed separately with the Secretary to the Securities Exchange Commission.

                                TABLE OF CONTENTS

                                                                                               Page

1.  DELIVERY AND PROCESSING OF TISSUE                                                           1

    1.1      MTF Commitment to Deliver Tissue for Processing                                    1
             1.1.1    Exclusive Engagement of Osteotech                                         1
             1.1.2    Commitment to Deliver Tissue for Processing                               2
             1.1.3    Delivery of Tissue for Processing of Grafton(R)DBM Products               2
             1.1.4    Costs of Procurement and Delivery                                         2
             1.1.5    Compliance With Applicable Standards                                      3
             1.1.6    Osteoarticular Tissue                                                     5
             1.1.7    Volume                                                                    5
             1.1.8    Donor Records                                                             6

    1.2      MTF Research and Development; Retention of Development Donors                      7
             1.2.1    MTF Research and Development Activities                                   7
             1.2.2    XXXXX                                                                     7
             1.2.3    XXXXX                                                                     8
             1.2.4    Processing Changes for Development Donors
                        and Equivalent Donors                                                   9
             1.2.5    XXXXX                                                                    10
             1.2.6    Use of Retained Tissue                                                   11
             1.2.7    New Tissue Forms                                                         11
             1.2.8    MTF Processing Facility                                                  12

    1.3      Processing Responsibilities of Osteotech                                          12
             1.3.1    General Undertaking                                                      12
             1.3.2    Processes and Methods                                                    12
             1.3.3    Processing Considerations                                                15

2.1 STORAGE, SHIPPING, REGULATORY COMPLIANCE AND LABELING                                      16
             2.1.1    Possession and Storage of Tissue                                         16
             2.1.2    Shipping                                                                 17
             2.1.3    Certain Joint Compliance Responsibilities                                19

    2.2      Liability                                                                         20

    2.3      Records and Reports                                                               23

    2.4      New Tissue Form Development                                                       25

    2.5      Non-Proprietary New Products                                                      26


XXXXX Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The confidential material is being filed separately with the Secretary to the Securities Exchange Commission.





         2.6      Other Services                                                           27

         2.7      Publication and Public Disclosure                                        27

3.1      FINANCIAL TERMS                                                                   28

         3.2      Invoicing and Payment                                                    29

4.       CONFIDENTIALITY AND CERTAIN OTHER COVENANTS                                       30

         4.1      Non-Disclosure of Confidential Information                               30

         4.2      Non-Solicitation of Osteotech Employees                                  32

         4.3      Non-Solicitation of MTF Employees                                        32

         4.4      XXXXX                                                                    32

         4.5      XXXXX                                                                    33

         4.6      Non-Solicitation of Sales Agents                                         34

         4.7      MTF Sales Agents                                                         35

         4.8      Surviving Provisions                                                     36

5.       TERM OF AGREEMENT                                                                 36

6.       TERMINATION                                                                       36

7.       INSURANCE                                                                         41

8.       FORCE MAJEURE                                                                     42

9.       ASSIGNMENT                                                                        42

10.      NAME, EMBLEM, PACKAGING, TECHNOLOGY AND TRADEMARK                                 42

11.      NOTICES                                                                           44

12.      ENTIRE AGREEMENT                                                                  44

13.      MODIFICATION                                                                      45

14.      APPLICABLE LAW                                                                    45

XXXXX Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The confidential material is being filed separately with the Secretary to the Securities Exchange Commission.






15.      WAIVER                                                                            45

16.      INDEPENDENT CONTRACTOR                                                            45

17.      SEVERABILITY                                                                      45

18.      SUCCESSORS                                                                        46


                                    AGREEMENT

                  This Agreement is made as of April 1, 1997 by Musculoskeletal Transplant Foundation, ("MTF"), a non-profitDistrict of Columbia corporation, and Osteotech, Inc. ("Osteo- tech"), a Delaware corporation as follows:

                  WHEREAS, Osteotech provides high-quality tissue processing services ("Processing") and other related services to entities engaged in procuring and distributing human bone and related connective soft tissue for transplantation (collectively, "Tissue"); and

                  WHEREAS, MTF procures and distributes Tissue from various sources, and wishes to contract with Osteotech to process such Tissue; and

                  WHEREAS, MTF wishes to ensure its ability to obtain processing services and certain other services and Osteotech desires to perform such services and to Process Tissue for MTF, provided that MTF agrees to exclusively provide Tissue to Osteotech for Processing (except as otherwise provided herein), regardless of where it is recovered, under the following agreed terms and conditions;

                  NOW, THEREFORE, the parties agree as follows:

1. DELIVERY AND PROCESSING OF TISSUE 1.1 MTF Commitment to Deliver Tissue for Processing 1.1.1 Exclusive Engagement of Osteotech. MTF hereby engages Osteotech as its worldwide exclusive provider of Tissue Processing services and agrees not to engage any other party to provide such services during the term of this Agreement, except as otherwise provided herein.

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1.1.2  Commitment  to  Deliver  Tissue  for  Processing.  MTF shall  deliver  to
Osteotech for Processing in accordance with this Agreement all Tissue procured by or on behalf of MTF, other than Retained Tissue (as hereinafter defined). In the event that MTF procures donors outside the United States, Canada and Mexico ("North America"), South America and Europe and such donors cannot be shipped to an Osteotech facility within the time specified in the Recovery Standards (as hereinafter defined) and the Processing Standards (as hereinafter defined), MTF may have such donors processed in a facility other than an Osteotech facility, provided that such non-Osteotech facility is located outside North America, South America and Europe.

1.1.3 Delivery of Tissue for Processing of Grafton(R) DBM Products. At Osteotech's request, MTF shall use its Best Efforts to provide to Osteotech for Processing cortical bone Tissue suitable for Processing into Grafton(R) DBM products sufficient to meet Osteotech's good faith forecast of hospital/end user demand for such products. For purposes of this Agreement, "Best Efforts" shall mean, as to a party hereto, an undertaking by such party to perform or satisfy an obligation or duty or otherwise act in a manner reasonably calculated to obtain the intended result by action or expenditure not disproportionate or unduly burdensome in the circumstances, which means, among other things, that such party shall not be required to institute litigation or arbitration as part of its Best Efforts.

1.1.4 Costs of Procurement and Delivery. As between the parties hereto, MTF shall be responsible for the costs of procuring, screening, testing, storing, and delivery of Tissue to Osteotech for Processing.


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1.1.5             Compliance With Applicable Standards.
         (a)      Compliance with Recovery Standards.  With the exception
                  of Retained Tissue, all Tissue procured by MTF and delivered to Osteotech for Processing shall conform to all standards, guidelines, rules, regulations and laws applicable to the donation, recovery, and suitability of Tissue (the "Recovery Standards"). The Recovery Standards shall include applicable standards and requirements relating to donor referral, informed consent, tissue recovery, pre-processing storage, packaging and shipping of pre-processed Tissue and all records, activities and standards related to obtaining, testing, documenting and evaluating serological test results; obtaining, documenting and evaluating medical history and lifestyle data; and related organizational, management and quality assurance activities as may be contained in: (i) applicable laws, regulations, and guidelines of the United States Food and Drug Administration ("FDA"); (ii) applicable standards and guidelines promulgated by the American Association of Tissue Banks ("AATB"); (iii) applicable laws and regulations of other U.S. federal, state and local government agencies with jurisdiction over the procurement and distribution of human musculoskeletal tissue; (iv) applicable laws and regulations of non-U.S. jurisdictions where such Tissue Processed by Osteotech is procured or distributed by or on behalf of MTF; (v) MTF's standard operating procedures ("SOPs"), as may be amended from time to time by MTF; and (vi) Osteotech's standards for recovered Tissue, to the extent applicable to MTF supplied Tissue, as specified in Osteotech's SOPs, as may be amended from time to time by Osteotech and as provided to MTF in advance of their effectiveness. If interpretation of the Recovery Standards is required or if there is a disagreement about the interpretation of the Recovery Standards, MTF and

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                  Osteotech  will  attempt to  negotiate  a  resolution  in good faith. If such interpretations or disagreements are not resolved by the parties, the parties will mutually agree to a third party who will assist the parties in arriving at a resolution.
         (b) Compliance with Applicable Processing Standards. With the exception of Retained Tissue, MTF shall comply with the Processing Standards (as hereinafter defined) to the extent applicable to MTF's activities as contemplated hereunder.
         (c) Standard Operating Procedures. MTF and Osteotech shall each provide the other a copy of its SOPs and copies of any amendments to its SOPs promptly after such amendments are adopted; provided, however, that doing so will not require such party to disclose any trade secrets, technical know how or unpublished scientific data or technical art to the other party.
         (d) Reciprocal Audit Rights. Upon reasonable notice and at its own expense, each of Osteotech and MTF shall have the right to conduct an annual audit of the other party's facilities and records related to regulatory compliance and, in the event there are repeated significant defects in such other party's compliance with its SOPs or any applicable Recovery Standards or Processing Standards, as the case may be, each of Osteotech and MTF may conduct such additional audits of the other party's facilities and records related to regulatory compliance as are reasonably necessary to ensure that such defects have been rectified. Notwithstanding the foregoing, in any such audit MTF will be entitled to review Osteotech's records only to the extent such records relate to donors delivered by MTF to Osteotech for Processing and Osteotech will be entitled to review MTF's records only to the extent such records relate to donors delivered by MTF to Osteotech for Processing.

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1.1.6 Osteoarticular Tissue. It is the goal of the parties for MTF to process in its research and development facility during the term of this Agreement all of the osteoarticular ("OA") Tissue procured by MTF. Notwithstanding the foregoing, commencing no later than July 1, 1997 and until such time as MTF is able to process all of the OA Tissue, MTF will process the OA Tissue recovered from donors on Sundays through Tuesdays and Osteotech will process the OA Tissue recovered from donors on Wednesdays through Saturdays. MTF will take no action or fail to take any action which would influence OA Tissue donations in a manner that would cause Osteotech to process a disproportionate share of the OA Tissue recovered for processing.

1.1.7             Volume
         (a) MTF may increase the volume of donors delivered to Osteotech above the volume set forth in the applicable forecast prepared and agreed to in accordance with subsection (b), provided that it gives Osteotech ninety
                  (90) days prior written notice for every planned incre-mental increase of fifty (50) donors in any month, unless Osteotech agrees in writing to a shorter notice period for any of these increases.
         (b) Subject to subsection (a), MTF and Osteotech shall jointly agree upon written forecasts for the Processing of Tissue for the succeeding twelve (12) months, broken out by month. The first such forecast shall be provided thirty (30) days after the effective date of this Agreement; each such forecast shall be a rolling twelve
                  (12) month forecast provided each January 1, April 1,
                  July 1, and October 1. If the parties cannot agree upon a forecast for any month, the forecast for such month shall be the average of the forecasts of the parties for the immediately preceding three months.
         (c) Osteotech will arrange with MTF to hold weekly production meetings to discuss Processing and other related issues.

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         (d)      MTF shall be responsible for the performance of all
                  serology testing on each donor procured by MTF which shall be performed by a laboratory certified by the Department of Health and Human Services under the Clinical Laboratory Improvement Amendments of 1988. The results of such tests will be forwarded to Osteotech in accordance with the Recovery Standards and the Processing Standards. MTF shall also make arrangements to acquire blood and tissue culture kits and Procurement Packs. Until such time as MTF is able to perform these responsi-bilities, Osteotech will continue supplying these services at prices as stipulated in Exhibit 3.1. Upon the commencement of its performance of these responsibil-ities, MTF will acquire, at prices stipulated in Exhibit 3.1, all of Osteotech's then existing inventory of DDI Kits and Procurement Packs; provided that MTF shall not be required to purchase more than three (3) months' worth of such inventory.

1.1.8             Donor Records
         (a) MTF will obtain and maintain complete and accurate records as required of MTF by the Recovery Standards (including without limitation donor medical history, donor life style information, serology and blood culture testing), as well as records with respect to (i) inventory of MTF procured Tissue shipped to Osteotech, (ii) inventory of processed MTF Tissue received from Osteo-tech, and (iii) the receipt and processing of all end user orders received from MTF's customers who utilize the Tissue. MTF shall provide to Osteotech, within fifteen
                  (15) days of the end of each calendar quarter, data on the donor procurement activity of MTF occurring during that quarter, including without limitation information regarding Retained Tissue. Osteotech shall have the right to audit MTF donor procurement activity data,

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                  including without  limitation  information  regarding Retained
                  Tissue, upon reasonable prior written notice to MTF.
         (b)      MTF shall also  obtain and forward to  Osteotech,  in English, such  records,  within the  requisite  time period,  as may be
                  reasonably   necessary  to  satisfy  all  of  the   Processing
                  Standards, including, but not limited to, donor medical history, donor life style information and all donor testing information.
         (c) In the event any regulatory agency audits or otherwise inspects MTF's facilities or records and requires information maintained by Osteotech relating to the Processing of MTF Tissue by Osteotech, Osteotech will provide MTF with such information as is necessary to satisfy any such request by any such regulatory agency.
         (d)      In  the  event  any  regulatory  agency  audits  or  otherwise
                  inspects  Osteotech's   facilities  or  records  and  requires
                  information  maintained  by MTF  relating  to MTF's  recovery,
                  screening   and  testing  of  Tissue   Processed  for  MTF  by
                  Osteotech, MTF will provide Osteotech with such information as
                  is   necessary  to  satisfy  any  such  request  by  any  such
                  regulatory agency.

1.2 MTF Research and Development; Retention of Development Donors 1.2.1 MTF Research and Development Activities. MTF intends to conduct research and development activities with respect to the recovery, processing, and transplant of Tissue and activities related thereto. One of the objectives of such research and development activities is to develop new Tissue based products and applications for Tissue.

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1.2.2             XXXXX
1.2.3             XXXXX
1.2.4 Processing Charges for Development Donors and Equivalent Donors . On an ongoing basis, MTF shall declare donors from which it retains Tissue as Development Donors, provisional Development Donors, or Equivalent Donors, as the case may be. MTF shall pay Osteotech the following processing charges for Development Donors and Equivalent Donors from which Tissue is retained by MTF:
         (a)      XXXXX
         (b)      XXXXX
         (c)      XXXXX
         (d)      XXXXX

1.2.5             XXXXX

1.2.6 Use of Retained Tissue. MTF may use Retained Tissue for any of the following applications:
         (a)      research and development activities;
         (b) processing and distribution of Retained Tissue from up to XXXXX Development Donors annually, provided that MTF shall use its Best Efforts to limit the effect of distributing existing Tissue forms on distribution of Tissue forms processed by Osteotech (e.g., by using its Best Efforts to ship such Tissue first outside the United States and then to the extent such Tissue cannot be distributed outside the United States, to areas where there are no existing customers for Osteotech-processed Tissue);

XXXXX Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The confidential material is being filed separately with the Secretary to the Securities Exchange Commission.

         (c) processing and distribution of New Tissue Forms where Osteotech has declined or failed to process such New
                  Tissue Forms;
         (d) processing and distribution of tissue forms to fill a back order (provided such back order is not a direct result of MTF's failure to adequately procure or plan Donors); and
         (e) processing and distribution of a form of Tissue that is proprietary to MTF.

1.2.7 New Tissue Forms. The term "New Tissue Forms" shall mean any forms of Tissue that are not included in MTF's catalogue as of April 1, 1997 and which are developed by or on behalf of MTF or in which MTF has secured processing or distribution rights. New Tissue Forms shall not include Tissue forms, the design, development, or processing of which is proprietary to Osteotech or any of its other Tissue Processing clients. A New Tissue Form shall be considered a New Tissue Form until such time as Osteotech commences authorized Processing of such Tissue form for MTF or any other client. At such time, MTF shall engage Osteotech to Process such Tissue form provided that (a) Osteotech reasonably demonstrates that such Tissue form as processed by it is of equal or greater quality to the New Tissue Form processed by MTF and (b) Osteotech and MTF agree to a processing charge for such Tissue form. If the foregoing conditions are not met, MTF may continue to process such Tissue form as a New Tissue Form.

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1.2.8  MTF  Processing  Facility.  MTF  will not  process  Tissue  as  permitted hereunder in any facility other than its own research and development processing facility and will not process Tissue in its facility except as permitted hereunder. Such facility shall not exceed the size and operational capacity (taking into account the amount of Processing and related equipment and the number of rooms and personnel) considered reasonably necessary in the industry to conduct research and development activities with respect to, and process, XXXXX Development Donors and XXXXX Donor Equivalents as permitted hereunder.

1.3      Processing Responsibilities of Osteotech
1.3.1             General Undertaking
         (a) Processing and packaging of Tissue received by Osteotech pursuant to Section 1.1.2 into then currently available finished units of Tissue shall be conducted by Osteotech pursuant to the Processing Standards in accordance with
                  Section 1.3.2. For purposes hereof, Processing shall include all operations necessary to prepare procured Tissue for transplantation.
         (b) Osteotech shall, upon reasonable prior written notice from MTF, permit MTF to change the production plan for a donor determined pursuant to Section 1.3.3(a).

XXXXX Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The confidential material is being filed separately with the Secretary to the Securities Exchange Commission.

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





1.3.2             Processes and Methods
         (a) Processing of Tissue will be performed by Osteotech under applicable Processing Standards. "Processing Standards" shall mean all standards, guidelines, rules, regulations and laws applicable to the Processing, storage, packag-ing, labeling, and shipping of Tissue by Osteotech. The Processing Standards shall include (i) applicable laws, regulations, and guidelines of the FDA; (ii) applicable standards and guidelines promulgated by the AATB;
                  (iii) applicable laws and regulations of other U.S. federal, state and local government agencies with jurisdiction over the processing and distribution of human musculoskeletal tissue; (iv) applicable laws and regulations of non-U.S. jurisdiction where Tissue processed by Osteotech is procured or distributed by or on behalf of MTF; (v) MTF's SOPs, as may be amended from time to time by MTF and as provided to Osteotech in advance of their effectiveness; and (vi) Osteotech's SOPs. If interpretation of the Processing Standards is required or if there is a disagreement about the inter-pretation of the Processing Standards, MTF and Osteotech will attempt to negotiate a resolution in good faith. If such interpretations or disagreements are not resolved by the parties, the parties will mutually agree to a third

                                     - 11 -

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                  party who will assist the parties in arriving at a
                  resolution.
         (b) In the event the FDA, any other applicable regulatory agency or the AATB, implements new or additional regula-tions applicable to Tissue, Osteotech and MTF shall each implement such changes to its SOPs as are necessary to comply with such regulations. In the event Osteotech is unable or unwilling to implement such changes, MTF shall have the remedy set forth in Section 6.5 and in the event MTF is unable or unwilling to implement such changes, Osteotech shall have the remedy set forth in Section 6.5.
         (c) Osteotech will grant designated MTF personnel access to its facilities to observe all steps of Processing for the purpose of conducting a standard MTF inspection of Osteotech's compliance with the Processing Standards. As part of this inspection, all Processing Standards will be made available to the inspectors; provided, that such access will not require Osteotech to reveal any proprietary know-how or trade secrets unless it is necessary to MTF's understanding of whether Osteotech is in compliance with the Processing Standards and to the extent applicable to Osteotech, the Recovery Standards and then only to a mutually agreeable third party. Such third party will have access to such proprietary know-how and trade secrets only if it signs a confidentiality agreement satisfactory to Osteotech. If such personnel

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                  require access to Osteotech's  cleanrooms,  the personnel must have on file with Osteotech appropriate blood serum test results and such other appropriate test results as Osteotech may require prior to such personnel being granted access to Osteotech's cleanrooms. Osteotech may, at its sole discretion, refuse any individual access to Osteotech's cleanrooms for cause. Such denial of access will not be a violation of this Agreement.
         (d) MTF will grant designated Osteotech personnel access to its facilities to observe MTF's Tissue recovery activities for the purpose of conducting a standard
                  Osteotech inspection of MTF's compliance with the Recovery Standards and to the extent applicable to MTF, the Processing Standards. As part of this inspection, all Recovery Standards will be made available to the inspectors; provided, that such access will not require
                  MTF to reveal any proprietary know-how or trade secrets unless it is necessary to Osteotech's understanding of whether MTF is in compliance with the Recovery Standards and to the extent applicable to MTF, the Processing
                  Standards and then only to a mutually agreeable third party. Such third party will have access to such proprietary know-how and trade secrets only if it signs a confidentiality agreement satisfactory to MTF.


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1.3.3             Processing Considerations:
         (a) MTF will pre-plan, including a written primary and secondary donor plan, the expected production from each donor prior to the scheduled day of Processing. If
                  Tissue cannot be processed according to either the primary or secondary donor plan, verbal approval will first be obtained by Osteotech from MTF for changes to the primary or secondary donor plan prior to Processing by Osteotech which MTF will confirm by faxed written approval. Osteotech will use its Best Efforts to maximize the planned yield from each donor.
         (b) Osteotech may present valid evidence to MTF if Osteotech determines that FDA, AATB or other applicable government agency mandated changes in processing techniques or the quality and condition of MTF Tissue prevents the achievement of the planned yield provided for in subsec-tion (a). The parties agree to discuss the implications of such parameters and to determine a reasonable yield based on such new requirements.
         (c) MTF and Osteotech shall each undertake reasonable efforts to present a consistent flow of donors and Tissue to the other with the goal of minimizing second-half-of-month bunching of donors and Tissue. Subject to the foregoing sentence, donors received at Osteotech for Processing will be processed within a reasonable period of time (which shall be reviewed at the weekly production

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                  meetings  provided for in Section  1.1.7(c)) from the time all
                  required,   complete  and  accurate  donor   documentation  as
                  specified   by  the   Processing   Standards  is  received  at
                  Osteotech. Subject to the foregoing, Osteotech will use reasonable efforts to complete the Processing of MTF Tissue and deliver such processed Tissue to MTF within a reasonable period of time. Once Processing of the donor is complete, subject to the provisions of Sections 2.1.1 and 2.1.2(a), all Tissue will be shipped to MTF upon final inspection and release thereof by Osteotech's Quality Assurance Department. Osteotech will advise MTF no later than the following business day if there will be a material delay in the commencement of Processing of donors which have been released from Osteotech's Quality Assurance Department.
         (d) If the release of processed Tissue back to MTF is delayed due to: (i) Tissue histology of unknown etiology or (ii) microbial contamination of final product, Osteotech will immediately notify MTF of the reason for the hold and the approximate time period expected for the hold (in weeks).

         (e)      XXXXX

2.1      STORAGE, SHIPPING, REGULATORY COMPLIANCE AND LABELING
2.1.1             Possession and Storage of Tissue
         (a) Tissue delivered by MTF to Osteotech for Processing and any finished units or other by-products derived from such Tissue shall be held by Osteotech on behalf of MTF at all times until delivery thereof to MTF or pursuant to MTF's instructions, except that MTF may grant Osteotech written permission to use excess Tissue for research purposes. Neither MTF nor OTI shall have any ownership or other property right in any such Tissue, finished units or other by-products and shall not allow any third party to obtain any such right (whether in the nature of a lien, security interest, encumbrance, or otherwise). Neither MTF nor Osteotech shall sell, trade, or otherwise dispose of or imply that it is selling, trading or otherwise disposing of, banked human tissue, provided, that this shall not prohibit either party from promoting or marketing its processing techniques and other services in compliance with applicable law.

XXXXX Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The confidential material is being filed separately with the Secretary to the Securities Exchange Commission.

         (b) To the extent Osteotech stores any MTF Tissue, including but not limited to MTF Grafton inventory, such storage shall be in compliance with all applicable portions of the Processing Standards. Except as provided in Section 2.1.1(c) and Section 2.1.2(e) hereof, MTF shall bear the risk of loss for all Tissue delivered to Osteotech by MTF.
         (c) In the event that Tissue which is being processed by Osteotech or held by Osteotech in "quarantine storage", "pre-processing storage", or "post-processing storage"
                  (as such terms are defined or described in the applicable portions of the Processing Standards) is destroyed or rendered unusable while in the possession of Osteotech due to the negligence of Osteotech, Osteotech shall pay to MTF the market value of such Tissue less the cost of Processing such Tissue.

2.1.2             Shipping
         (a)      Except as otherwise provided in a written document signed
                  by both Osteotech and MTF, Osteotech shall ship all
                  finished units of Tissue, other than demineralized bone
                  and items being reworked, derived from a donor received
                  for Processing from MTF back to MTF in one shipment by a carrier designated by MTF. Osteotech shall ship finished units of demineralized bone to MTF upon release from Osteotech's Quality Assurance Department, except that in the case of finished units of MTF Grafton inventory which have been released by Osteotech's Quality Assurance Department, Osteotech will ship such units to MTF upon and in accordance with MTF's order. Any item being reworked will be shipped back to MTF as soon as it is completed and released by Osteotech's Quality Assurance Department. MTF shall be responsible for payment of all shipping costs.
         (b) Osteotech shall ship all finished units of Tissue in shipping containers which meet the requirements specified in the Processing Standards. All packaging and shipping containers must be validated and the validation studies shall be available for review by MTF's Quality Assurance and Regulatory Affairs Departments.
         (c) Osteotech shall clearly label each shipping container as containing transplantable tissue and with the addresses of both the shipping and receiving facility. Such labeling shall meet the specifications included in the Processing Standards.
         (d) Each shipment from Osteotech shall include a packaging slip listing the contents and corresponding donor lot and batch numbers, if applicable. All tissue containers in each shipment shall be packed with sufficient materials between containers so that breakage will be minimized.
         (e) MTF will promptly notify Osteotech of any damage to the finished units of Tissue during shipment thereof.

                  Osteotech will file a claim against the shipping carrier for the amount of damage up to the amount insured. The amount recovered from the shipping carrier for claims will be passed on to MTF within ten (10) days of receipt by Osteotech. Osteotech shall have no liability for any damage to finished Tissue incurred during shipping, except to the extent Osteotech fails to ensure that the shipping carrier has the aforementioned insurance or except where such damage is caused by the negligence or misconduct of Osteotech or its agents (other than the carrier) or employees.
         (f) Osteotech shall pay for shipping, and related costs arising from the return of finished units of Tissue to Osteotech due to complaints which are shown to have been caused by defects in Osteotech's workmanship or Osteotech's failure to comply with the Processing Standards, except for Tissue damaged during shipment as specified in (e) above.

2.1.3             Certain Joint Compliance Responsibilities
         (a) MTF shall comply with applicable laws, regulations and guidelines as required under Section 1.1.5. Osteotech shall comply with applicable laws, regulations and guidelines as required under Section 1.3.2. In instances where the party's compliance responsibilities overlap, or where otherwise necessary and appropriate, each party shall use its Best Efforts to cooperate with and assist the other party in such other party's regulatory compliance activities. If a difference arises as to which party is responsible for meeting a particular regulatory compliance responsibility, MTF and Osteotech will attempt to negotiate a resolution in good faith. If the difference is not resolved by the parties, MTF and Osteotech will agree on a third party who will assist the parties in arriving at a resolution. Notwithstanding the foregoing, it is agreed that both MTF and Osteotech shall have regulatory compliance responsibility with respect to labeling, including without limitation, product inserts, label content, sales sheets, advertising and product brochure wording and marketing clearance. If a difference arises with regard to such joint compliance responsibilities, MTF and Osteotech will attempt to negotiate a resolution in good faith. If the difference is not resolved, MTF and Osteotech will agree on a third party who will assist the parties in arriving at a resolution.
         (b) Containers of finished units of Tissue processed by Osteotech for MTF must bear a standard MTF bone product label, approved by Osteotech and MTF, that contains the product name and identity code, donor number and expiration date.

         (c)      Osteotech  shall  bear  the  costs  of  producing   labels  in
                  conformance with the Processing Standards. If the labels and/or package inserts are changed by request of MTF, MTF will bear the costs of these changes, including label inventory replacements. Osteotech shall not be required to maintain more than six (6) months of label and package insert inventory by tissue type.
         (d)      All labeling will be in accordance with Sections
                  2.1.2(b), 2.1.2(c) and the Processing Standards.
         (e) Specifications for all Tissue products to be processed from MTF donors will be developed and approved according to MTF and Osteotech SOPs. Requests to Osteotech about its ability to accomplish special specifications and for labeling changes, including package inserts, will be made in writing by MTF and will receive a written response from Osteotech within a reasonable period of time.

2.2               Liability
         (a)      Osteotech agrees to defend, hold harmless, and indemnify
                  MTF and its member organizations against any damages, litigation costs, losses, obligations, liabilities, claims, actions or causes of action sustained or suffered
                  by MTF or any of its member organizations arising from:
                  (i) a breach of Osteotech's obligations hereunder; (ii)
                  a defect in any finished unit of Tissue processed by
                  Osteotech under this Agreement to the extent such defect results from an error or omission by Osteotech (including any employee or agent of Osteotech or other person to whom Osteotech has delegated any Processing or Processing related activities hereunder), or from a failure of workmanship, by Osteotech; (iii) any medical claim made by any employee or authorized agent of Osteotech regarding any MTF Tissue processed by Osteotech (A) which is required by applicable laws or regulations to be approved by a relevant regulatory agency and has not been so approved and/or (B) which is not supported by credible objective scientific evidence; or (iv) a false and misleading representation made by any employee or authorized agent of Osteotech regarding any MTF Tissue processed by Osteotech.
         (b)      MTF agrees to defend, hold harmless, and indemnify
                  Osteotech against any damages, litigation costs, losses, obligations, liabilities, claims, actions or causes of action sustained or suffered by Osteotech arising from
                  (i) a breach of MTF's obligations hereunder; (ii) a
                  defect in any finished unit of Tissue processed by
                  Osteotech under this Agreement to the extent such defect results from an error or omission by MTF (including any employee or agent of MTF or other person to whom MTF has delegated any Tissue recovery or distribution or Tissue recovery or distribution related activities hereunder), in connection with its Tissue recovery and distribution activities, including without limitation any testing performed by or at the direction of MTF; (iii) any medical claim made by any employee or authorized agent of MTF regarding any MTF Tissue processed by Osteotech (A) which is required by applicable laws or regulations to be approved by a relevant regulatory agency and has not been so approved and/or (B) which is not supported by credible objective scientific evidence; or (iv) a false and misleading representation made by any employee or authorized agent of MTF regarding any MTF Tissue processed by Osteotech.
         (c)      For purposes of subsection (a) above, Osteotech shall be
                  the "indemnifying party" and MTF shall be the "indemni-
                  fied party" and for the purposes of subsection (b) above,
                  MTF shall be the "indemnifying party" and Osteotech shall
                  be the "indemnified party."  The obligations and liabili-
                  ties of the indemnifying party hereunder with respect to claims resulting from the assertion of liability by third parties shall be subject to the following terms and conditions:
                  (i) The indemnified party shall give written notice to the indemnifying party of any assertion of liability by a third party which might give rise to a claim by the indemnified party against the indemnifying party based on the indemnity contained in Section 2.2(a) hereof, or Section 2.2(b) hereof, as the case may be, stating the nature and basis of said assertion and the amount thereof, to the extent known, within five (5) business days after an officer of the indemnified party learns of the claim or receives notice thereof. Failure to give such notice within five (5) business days may, at the indemnifying party's option, result in a reduction in any subsequent indemnification payment by an amount equivalent to the expenses and/or losses demonstrated to have been caused by such delay in notification.
                  (ii) In the event any action, suit or proceeding is brought against the indemnified party, with respect to which the indemnifying party may have liability under the indemnity agreement contained in subsec-tion (a) or (b) hereof, as the case may be, the action, suit or proceeding shall, upon the written agreement of the indemnifying party that it is obligated to indemnify under the indemnity agree-ment contained in subsection (a) or (b) hereof, as the case may be, be defended (including all pro-ceedings on appeal or for review which counsel for the defendant shall deem appropriate) by the indem-nifying party. The indemnified party shall have the right to be represented by advisory counsel and accountants, at its own expense, and shall be kept fully informed of such action, suit or proceeding at all stages thereof, whether or not it is so represented. The indemnifying party shall make available to the indemnified party and its attorneys and accountants all books and records of the indemnifying party relating to such proceedings or litigation. The parties will render to each other such assistance as they may reasonably require in order to ensure the proper and adequate defense of any such action, suit or proceeding.
                  (iii)             The  indemnifying  party  shall not make any
                                    settlement of any claims without the written consent of the indemnified party, which consent shall not be unreasonably withheld or delayed.
                  (iv) The indemnified party shall not make any settlement of any claims without the written consent of the indemnifying party.
         (d) The provisions of this Section 2.2 shall survive termina-tion of this Agreement.

2.3      Records and Reports
         (a) Osteotech shall maintain complete and accurate records concerning MTF Tissue received by Osteotech, MTF Tissue processed and in storage at Osteotech and finished units of MTF Tissue stored and shipped by Osteotech. Such records shall be available to MTF during normal business hours upon reasonable advance notice at MTF's expense. Osteotech shall not be required to produce any data other than data which it is required to obtain and maintain by the Processing Standards.
         (b) In addition to the information provided in subsection (a), Osteotech shall provide the following reports on each MTF donor in a timely manner showing Tissue processed and shipped by Osteotech:

                                                   Daily Reports
                           WIP List of Donor Releases to MTF

                                                  Weekly Reports
                           Pending Donor List
                           PCR/Re Swab List
                           Listing of Donors  processed  during  prior week with
                           detail  processing  notes  and  Osteoarticular   Logs
                           Donors Released Month to Date Grafton Releases

                                                  Monthly Reports
                           Rework List
                           Unprocessed Donors List at Osteotech
                           Grafton WIP List
                           Grafton Releases by Serial Number in inventory at OTI
                           Alpha Tissue List
                           List of raw Cortical Tissue at Osteotech for Graf-ton and other Demineralized Tissues

         (c) Osteotech shall ensure that all information pertaining to MTF will be disclosed only to those Osteotech personnel with a
                  need-to-know    who   have   signed    Osteotech's    standard
                  confidentiality agreement.
         (d) Osteotech shall notify MTF prior to the release of any MTF donor identifying information, such as the donor identifying number, where such release is legally required by a regulatory or governmental agency or court or administrative order or subpoena. The provisions of this Section 2.3(d) shall survive termination of this Agreement.
         (e) In connection with the marketing and distribution of proprietary Tissue forms which are processed utilizing Osteotech's proprietary Processing techniques ("Osteo-tech's Proprietary Tissue Forms"), including without limitation Grafton(R)DBM, during the course of each month and in the case of monthly reports, no later than the tenth (10th) business day following the end of the month, MTF shall provide to Osteotech such reports and data as Osteotech may reasonably request, including hospital/end user sales of Osteotech's Proprietary Tissue Forms as identified by the parties (such as Grafton(R)DBM) detailed by account.
         (f) Osteotech will periodically (no less than once every six (6) months) provide MTF with a list of the agents who are marketing Osteotech's Proprietary Tissue Forms and the territories they are covering.

2.4      New Tissue Form Development
         It is the understanding of MTF and Osteotech that each of them may independently develop new Tissue forms and/or processes or improve upon existing products and/or processes.

          (a)     Subject to subsection (c), Osteotech shall own all
                  rights, title and interest in and to all information, technology, data, inventions, products, and processes, conceived, made or developed solely by employees of Osteotech as well as the intellectual property rights based thereon, including but not limited to copyrights and patent rights except to the extent such rights infringe upon the rights of other parties (including MTF).
         (b)      Subject to subsection (c), MTF shall own all rights,
                  title and interest in and to all information, technology, data, inventions, products, and processes, conceived, made or developed solely by employees of MTF as well as
                  the intellectual property rights based thereon, including
                  but not limited to copyrights and patent rights except to
                  the extent such rights infringe upon the rights of other parties (including Osteotech).
         (c)      Any  joint  development  of  information,   technology,  data,
                  inventions,   products,  and  processes,  shall  be  conducted
                  pursuant to a formal written development agreement signed by Osteotech and MTF and a development budget for the project agreed to in writing by Osteotech and MTF.
         (d) The provisions of this Section 2.4 shall survive termina-tion of this Agreement.

2.5      Non-Proprietary New Products
         It is understood and agreed that Osteotech may develop new information, technology, data, inventions, products, and processes (collectively, "new products") jointly with its other Tissue processing clients and that certain of such new products may not be subject to patent or copyright protection ("non-proprietary new products"). MTF agrees that it shall not have access to, or utilize, such non-proprietary new products and shall not be able to cause Osteotech to utilize such non-proprietary new products on MTF's behalf unless and until MTF shall reimburse Osteotech and/or such other Tissue processing client(s) for MTF's proportionate share (based upon the number of Tissue processing clients which were involved in the development of such products and/or are involved in the marketing and distribution of such products) of the development costs (including without limitation internal direct costs, but excluding internal overhead costs) for such non-proprietary new product as reasonably determined by Osteotech and such processing client or clients. The methods and bases for determining such Tissue development costs shall be disclosed to MTF on a confidential basis. Osteotech shall include a provision substantially the same in substance to the foregoing provision in its agreements with its other significant Tissue processing clients to cover any non-proprietary new products which may be developed jointly hereunder by Osteotech and MTF.

2.6      Other Services
         Osteotech may provide such services other than the Processing services contemplated in this Agreement as are requested by MTF in accordance with one or more separate agreements entered into between MTF and Osteotech. Reasonable fees for such services will be established at the time such agreements are entered into and will be separate from the fees listed in Exhibits 3.1 and 3.2. MTF shall be free to obtain any such services from third parties.

2.7      Publication and Public Disclosure
         (a) Either party shall have the right to publish or otherwise publicly disclose scientific information or data developed by such party at its own expense which utilizes or relates to the other party's technology or other proprietary or confidential processes or information, provided, however, that notwithstanding any other provision in this Agreement to the contrary, no such publication or disclosure shall be made by the publishing party if such publication or disclosure would result in the disclosure of information defined as Confidential

                  Information in Section 4 or would otherwise violate or jeopardize any proprietary rights the other party may have with respect to such technology. Publication of jointly developed information will be covered in a separate agreement.
         (b)      Within a reasonable period of time (not less than thirty
                  (30) days) prior to publication or other public disclosure of the information or data described in
                  Section 2.7(a), the publishing party shall submit to the other party for review a draft of the publication or, if oral disclosure, a written copy of the remarks. The other party shall then use Best Efforts to notify the publishing party as soon as practicable (not to exceed thirty (30) days from its receipt of such draft or written copy) of (i) any reasonable changes to the publication or disclosure it deems appropriate, which changes the publishing party will make so long as they do not change materially the meaning of the information or data being disclosed or published; (ii) any error in the information or data being disclosed, which the publishing party shall correct upon verification of the error; or
                  (iii) the necessity to delay publication or disclosure to enable the filing of any patent application or regulatory filing if applicable, in which event the publishing party will delay such publication or disclosure as reasonably requested by the other party. Management of both parties shall attempt in good faith to resolve any disputes regarding such publications.
         (c) If there has been no mutual agreement to publish or disclose within thirty (30) days after the other party has received the notice and draft of the publication or oral disclosure from the publishing party, the publishing party shall again notify the other party in writing of its intention to publish or disclose and may proceed to do so fifteen (15) days after delivery of such second notice, subject to the provisions of Section 2.7(a).
         (d)      Authorship of any publication shall be determined in
                  accordance with normal scientific practice.
         (e) The provisions of this Section 2.7 shall survive termina-tion of this Agreement.

3.       FINANCIAL TERMS
3.1      (a)      MTF will pay Osteotech Processing fees as set forth in
                  Section 1.2.4 and Exhibits 3.1 and 3.2. Subject to the terms set forth in Section 1.2.4 and Exhibits 3.1 and 3.2, such fees may be adjusted from time to time, but no more frequently than annually, as set forth in Exhibits
                  3.1 and 3.2. Each November 1 during the term of this Agreement, Osteotech will establish a suggested list price to be effective the following January 1 for each of Osteotech's Proprietary Tissue Forms (the "Suggested List
                  Prices"). The Suggested List Prices as of the date of this Agreement are set forth in Exhibit 3.2 hereto.
         (b)      XXXXX
         (c)      In the event a change in federal, state or local govern-
                  ment rules, regulations, guidelines or laws, changes in industry standards published by AATB or the requirements of MTF causes Osteotech to be unable to complete the Processing of Tissue received by Osteotech for Processing from MTF or deliver to MTF Tissue which has been processed by Osteotech on behalf of MTF and held in inventory by Osteotech, MTF shall nevertheless pay a fee to Osteotech with respect to such Tissue which is equal

XXXXX Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The confidential material is being filed separately with the Secretary to the Securities Exchange Commission.

                  to fifty percent (50%) of the fee which would otherwise be payable to Osteotech hereunder with respect to such Tissue.

3.2      Invoicing and Payment
         (a) Osteotech shall submit invoices in U.S. dollars to MTF for all Processing services rendered in accordance with the then existing fee schedule. The invoice date shall be the date that Osteotech's Quality Assurance Department releases the finished units of Tissue for shipment to MTF or the date of shipment of Grafton or other of Osteo-tech's Proprietary Tissue Forms maintained in inventory by Osteotech for MTF, as the case may be.
         (b) MTF will pay all invoices within forty-five (45) days of the invoice date. In the event there is an error in an invoice submitted to it by Osteotech, MTF shall notify Osteotech of such error within three (3) business days of the date such invoice is received by MTF and the invoice date will then be the date of the corrected invoice submitted by Osteotech. All such payments shall be in U.S. dollars.
         (c) Any balance of any invoice which is not paid within the time specified above, at the option of Osteotech, shall accrue interest at the rate of one percent (1%) per month.

4.       CONFIDENTIALITY AND CERTAIN OTHER COVENANTS
4.1      Non-Disclosure of Confidential Information
         (a)      For purposes of this Agreement, "Confidential Informa-
                  tion" means all general and specific knowledge, experi-
                  ence and information that is confidential and of value to
                  MTF or to Osteotech, including without limitation, formulations, designs, products, processes, supplies, methods of manufacture or processing, SOPs, cost data,
                  master files, the nature of research and/or development projects, as well as data relating thereto, marketing or business plans, donor data and financial data. It shall also mean any information disclosed to either party by
                  any third party which either MTF or Osteotech is obligat-
                  ed to treat as confidential or proprietary.
         (b) Both parties agree that neither party will, at any time, without the express agreement of the other party, or except as expressly permitted by this Agreement, disclose
                  to any other person or use any Confidential Information
                  of the other party, except for the purposes of performing
                  this Agreement or any successor Agreement or as may be required by law, governmental regulation or court order. Information shall not be considered to be Confidential Information of a party if it can be established that (i)
                  such information was in the possession of the other party prior to disclosure to such other party by the party claiming that it is Confidential Information and such information is not otherwise subject to a confidentiality agreement, (ii) such information is then part of the public domain and became so without the breach of this or any other confidentiality agreement by such other party or any of its
                  affiliates,   or   (iii)   such   information   is   developed
                  independently by such other party or becomes known to or acquired by such other party by means other than as a result of a breach of a confidentiality agreement or any fiduciary obligation.
         (c) MTF and Osteotech each agree to require employees, consultants or others granted access to such Confidential Information to execute appropriate Confidentiality Agreements; provided that
                  each   organization's   agreements   are   approved   by  such
                  organization's counsel.
         (d) MTF and Osteotech recognize that violation in any material respect of any provision of Section 4.1(b) may cause irreparable injuries to Osteotech or MTF and agree that MTF or Osteotech shall be entitled to preliminary and final injunctive relief against such violation. Such injunctive relief shall be in addition to, and in no way in limitation of, any and all remedies or rights which MTF or Osteotech shall have at law or in equity for the enforcement of the provisions of this Section. In addition, MTF and Osteotech agree that the party respon-sible for the breach of confidentiality shall be respon-sible for all legal fees and other costs and expenses incurred in the successful enforcement of the non- breaching party's rights and remedies under this Section 2.7.

4.2      Non-Solicitation of Osteotech Employees
         During the term of this Agreement and for a two (2) year period after termination of this Agreement (collectively, the "Restricted Period"), MTF will not recruit or hire personnel who are then employed by Osteotech, or who had been employed by Osteotech at any time during the prior two (2) years, or entice Osteotech personnel to leave Osteotech. In the event Osteotech personnel should leave the employ of Osteotech during the Restricted Period, MTF will not hire such personnel for two (2) years from the date such personnel leaves the employ of Osteotech.

4.3      Non-Solicitation of MTF Employees
         During the Restricted Period, Osteotech will not recruit or hire personnel who are then employed by MTF or who had been employed by MTF at any time during the prior two (2) years, or entice MTF personnel to leave MTF. In the event MTF personnel should leave the employ of MTF during the Restricted Period, Osteotech will not hire such personnel for two (2) years from the date such personnel leaves the employ of MTF.

4.4      XXXXX
4.5      XXXXX
4.6      Non-Solicitation of Sales Agents
         Neither party shall engage any (i) sales agent retained by the other party or (ii) any employee, independent contractor or other sales personnel affiliated with such sales agent ("affiliated personnel") while such person is under contract directly or indirectly to the other party and for a period of one (1) year after any such contract is terminated. Notwithstanding the foregoing, (i) if MTF's engagement of a sales agent who had marketed Tissue other than Grafton or another of Osteotech's Proprietary Tissue Forms is terminated, Osteotech shall be entitled to retain such sales agent and/or its affiliated personnel to market Grafton or any other of its Proprietary Tissue Forms or (ii) if Osteotech's engagement of a sales agent who had marketed Grafton or another of Osteotech's Proprietary Tissue Forms is terminated, MTF shall be entitled to retain such sales agent and/or its affiliated personnel to market Tissue other than Grafton or any other of Osteotech's Proprietary Tissue Forms, in each of the cases set forth in
         (i) and (ii), without regard to the restriction set forth in the immediately preceding sentence.

XXXXX Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The confidential material is being filed separately with the Secretary to the Securities Exchange Commission.

4.7      MTF Sales Agents
         MTF acknowledges the existence and importance of the independent sales agent network established and maintained by Osteo- tech. MTF shall be entitled to engage independent agents to promote Osteotech's Proprietary Tissue Forms distributed by MTF, subject to Osteotech's right to approve such agents if they would service an area covered by an agent retained by Osteotech and disclosed to MTF pursuant to Section 2.3(f). Osteotech shall be entitled to disapprove of any agent proposed by MTF if such potential agent does not meet the standards established by Osteotech to represent its proprietary technology or if Osteotech's agent shall object thereto, provided that Osteotech shall make a good faith determination of whether the agent proposed by MTF would meet such standards. In the event any Osteotech sales agent who covers an area serviced by an MTF agent is terminated and Osteotech desires to replace such sales agent, Osteotech shall use its Best Efforts consistent with its past practices to replace such agent with an agent who does not object to MTF's agent. If Osteotech cannot retain such an agent, it shall so notify MTF and MTF shall terminate its agent in a manner consistent with the termination provisions of its agreements with its agents (such agreements to provide for termination by MTF on no more than thirty (30) days prior notice) and if it so desires, replace such agent with an agent which is not objectionable to Osteotech's new agent or its agent.

4.8      Surviving Provisions
         The provision of Section 4.1, 4.2, 4.3, and 4.6 shall survive the termination of this Agreement in accordance with their terms.

5.       TERM OF AGREEMENT
         This Agreement shall become effective on April 1, 1997 and shall terminate March 31, 2002; unless terminated earlier in accordance with the provisions hereof. This Agreement shall automatically renew for an additional five year period, unless MTF or Osteotech shall, at least six (6) months prior to the termination date of this Agreement, communicate in writing to the other party, as the case may be, its intention not to renew the Agreement.

6.       TERMINATION
6.1      Either party may terminate this Agreement at any time upon:
         (a) The material breach by the other party of any of its obligations under this Agreement if such breach shall not be cured within ninety (90) days after written notice thereof is given by the non-breaching party to the breaching party; or
         (b) An adjudication of the other party as bankrupt or insolvent; or the admission in writing by such other party of its inability to pay its debts as they mature; or an assignment by such other party for the benefit of its creditors; or such other party applying for or consenting to the appointment of a receiver, trustee or similar officer for its assets; or the appointment of a receiver, trustee or similar officer for such other party's assets without the application or consent of such other party, if such appointment shall continue undischarged for a period of ninety
                  (90) days; or such other party instituting (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency arrangement or similar proceeding relating to it under the laws of any jurisdiction; or the institution of any bankruptcy, insolvency arrangement or similar proceeding relating to such other party, if such proceeding shall remain undismissed for a period of ninety (90) days; or the issuance or levy of any judgment, writ, warrant of attachment or execution or similar process against a substantial part of the property or assets of such other party, if such judgment, writ, warrant of attachment or execution or similar process shall not be released, vacated or fully bonded within ninety
                  (90) days after its issue or levy.

6.2 MTF may terminate this Agreement at any time upon ninety (90) days prior written notice to Osteotech if MTF makes a determination to end its program of procuring and distributing Tissue; provided that if MTF resumes such program at any time during the term of this Agreement it shall provide prompt written notice of such resumption to Osteotech and this Agreement shall become effective again in accordance with its terms as soon as is practicable, but in no event later than ninety (90) days after such notice is received by Osteotech.

6.3      (a)      If, as determined by a panel of experts under Section
                  6.3(b) a commercially feasible processing technology not
                  available as of the date of this Agreement ("New
                  Technology") developed by a third party results in a form
                  of tissue that (A) represents a significant scientific
                  advance in transplantation (including a significantly
                  greater acceptability by patients or physicians) when
                  compared to forms of tissue processed using Osteotech's
                  processing technology or (B) is comparable to forms of
                  tissue processed by Osteotech and represents at least a
                  ten (10%) percent reduction in costs (a "significant
                  reduction in costs"); and
                  (ii)     Osteotech refuses, or is unable, to achieve compara-
                  ble scientific or economic results within six (6) months
                  of such determination, then MTF may terminate this
                  Agreement.
         (b)      (i) A determination under Section 6.3(a) shall be initiated by
                  MTF if the threshold is met through  notice to  Osteotech,  in writing,  which notice shall  describe the New  Technology and describe in reasonable detail the
                  scientific  advance or economic benefit resulting from the New
                  Technology.  The threshold  will be met if MTF can  reasonably demonstrate  that it has lost or is reasonably  likely to lose two (2%) percent of its  projected  gross  revenues  (based on
                  MTF's gross  revenues  for the  preceding  twelve (12) months, adjusted  for new  product  lines and  projected  growth,  but including  revenues from Grafton and any other of  Osteotech's
                  Proprietary  Tissue  Forms  only  if  and to  the  extent  New
                  Technology  competes with Grafton or such other of Osteotech's
                  Proprietary  Tissue  Forms,  as the case may be.  (ii)  Within thirty (30) days after Osteotech's receipt of such notice, MTF and  Osteotech  shall  each  appoint  to a  panel  one  expert qualified to make a  determination  under Section  6.3(a) with respect to the matter  described  in the notice  under  clause
                  (i). The expert  appointed by a party shall be  acceptable  to
                  the  other  party.   The  two  experts   shall,   as  soon  as
                  practicable,  appoint a third expert to the panel.  (iii) MTF,
                  Osteotech, and the party that has developed the New Technology may submit  relevant  written  information to the panel.  (iv)
                  Within ninety (90) days of final  composition  of the panel or such other  period as the panel shall  determine  by unanimous vote is necessary to make its determination,  the panel shall, by a vote of at least two of its
                  members,  determine  whether the New  Technology  represents a
                  scientific  advance  or  a  significant   reduction  in  costs
                  described  in  Section  6.3(a),  provided  that  if the  panel
                  determines   that  the  New  Technology  is  not  as  safe  as
                  Osteotech's technology the New Technology shall not be deemed to represent a scientific advance or a significant reduction in costs.
         (c)      The  parties  shall  agree to the budget for the panel and MTF shall advance all budgeted expenses incurred by the panel. If the panel determines that the New Technology represents a scientific advance or a significant reduction in costs, Osteotech shall reimburse MTF for such expenses.

6.4 In the event MTF enters into an agreement or arrangement with a third party whereby finished units of Tissue processed by Osteotech for MTF are used as part of such third party's technology or product, MTF shall promptly inform Osteotech of its intent to enter into such agreement or arrangement and Osteotech shall have the right to (i) terminate this Agreement at any time upon ninety (90) days prior written notice to MTF without any further obligation to MTF, other than (A) Osteo-tech's obligations hereunder with respect to MTF Tissue which Osteotech has begun to Process and MTF Tissue which Osteotech has finished Processing but not yet delivered to MTF, which obligations shall continue until all such Tissue is delivered to MTF and (B) those obligations which otherwise survive termination of this Agreement in accordance with their terms, or (ii) renegotiate the terms of this Agreement.

6.5 MTF may terminate this Agreement at any time upon thirty (30) days prior written notice to Osteotech if Osteotech is unwilling or unable to comply with the provisions of Section 1.3.2(b) to the extent such provisions are applicable to Osteotech. Osteotech may terminate this Agreement at any time upon thirty (30) days prior written notice to MTF if MTF is unwilling or unable to comply with the provisions of Section 1.3.2(b) to the extent such provisions are applicable to MTF.

6.6 In the event MTF (i) develops a non-proprietary Tissue form, modification of an existing form, or a change in presentation of a Tissue form, (ii) requests that Osteotech process such Tissue form and (iii) agrees to reimburse Osteotech for the additional expenses for additional equipment, personnel or facility which would be reasonably incurred by Osteotech in order to process such Tissue form and Osteotech fails to notify MTF of its decision to process such Tissue form within three (3) months after its receipt of such request and agreement in writing from MTF, provided that such Tissue form does not violate any patent or other proprietary right, or any law or regulation or the Processing Standards, MTF may terminate this Agreement only as it would apply to such new non-proprietary Tissue form. Such three (3) month period shall be extended to six (6) months if Osteotech presents reasonable evidence of its need for such extension in order to make its determination hereunder.

6.7 In the event Osteotech develops or acquires a substitute for Tissue based products or Tissue based technology ("Tissue Substitute") which materially competes in the United States with the Tissue distributed by MTF, MTF shall have the right to terminate this Agreement at any time upon ninety (90) days written notice to Osteotech without further obligation to Osteotech (other than those obligations which otherwise survive termination of this Agreement in accordance with their terms) if Osteotech fails to cease such competitive activity within sixty (60) days of written notice from MTF requesting the cessation of such competitive activity. Any such product or technology shall not be deemed to be competitive with MTF's Tissue distribution activities until such time as such product or technology receives the necessary regulatory approvals and is marketed commercially in the United States. In any event the restrictions on Osteotech's activities set forth in this
         Section 6.7 shall not apply to any Tissue Substitute acquired or developed by Osteotech which Osteotech offers to MTF on terms which are consistent with the terms of this Agreement.

6.9      MTF shall have the right to terminate this Agreement in accordance with
         Section 4.4 and Section 4.5, as provided therein.

7.       INSURANCE
         (a) Osteotech shall secure and maintain in force reasonable and adequate insurance coverage for Osteotech's Tissue Processing activities, provided such coverage is available at reasonable prices and terms. Osteotech shall deliver to MTF certificates of insurance within fifteen (15) days after execution of this Agreement.
         (b) MTF shall secure and maintain in force reasonable and adequate insurance coverage of MTF bone and tissue recovery and distribution activities, provided such coverage is available at reasonable prices and terms. MTF shall deliver to Osteotech certificates of insurance within fifteen (15) days after execution of this Agreement.
         (c) Osteotech shall require each subcontractor or assignee (if any are permitted by MTF) to procure and maintain insurance of the types and amounts required of Osteotech. In addition, once approved by MTF, the subcontractor or assignees shall sign the indemnity agreement as it appears in Section 2.2(a) in favor of MTF. If there is any assignment to a majority-owned subsidiary of Osteo-tech as provided in Section 9 of this Agreement, that subsidiary shall meet each requirement of this Section 7.

8.       FORCE MAJEURE
         Neither party shall be responsible to the other for nonperformance or delayed performance of the terms and conditions hereof due to acts of God, acts of government, wars, riots, accidents and transportation, fuel or material shortages, or other causes (except strikes), in the nature of force majeure which is beyond its control. To the extent Osteotech is unable to perform
Processing of MTF's Tissue due to such events, Osteotech shall arrange to have MTF's Tissue processed under Osteotech's oversight within thirty (30) days of the occurrence of such event. Notwithstanding the above, in the event of total or partial destruction of any processing facility of Osteotech utilized in the Processing of MTF Tissue, Osteotech shall agree to rebuild such plant or part thereof within a reasonable period of time and agrees to arrange for the Processing, under Osteotech oversight and in compliance with the Agreement, of MTF Tissue during such period.

9.       ASSIGNMENT
         Except as otherwise expressly herein provided, this Agreement may not be assigned in whole or in part without the prior written consent of the other party, provided that either party may assign its rights under the Agreement to any majority-owned subsidiary of such party without the consent of the other party, provided that such subsidiary agrees in writing to be bound by the terms and conditions of this Agreement. In any event Osteotech and MTF and their respective subsidiaries shall be subject to and bound by the terms and conditions of this Agreement to the extent any of them are engaged in the recovery and distribution or Processing of Tissue, as the case may be.

10.      NAME, EMBLEM, PACKAGING, TECHNOLOGY AND TRADEMARK
         (a) Except to the extent Osteotech indicates in any litera-ture, including without limitation promotional materials, that MTF is one of Osteotech's Tissue Processing clients, without the prior written consent of MTF, Osteotech shall have no right to use the trademark or emblem of MTF in connection with its Processing activities or to use the name of MTF for commercial purposes; provided, however, Osteotech may disclose MTF's name as may be required by law, government regulation or court order.
         (b) Except to the extent MTF indicates in literature, including without limitation promotional materials, that Osteotech processes Tissue distributed by MTF, MTF shall not have the right to use any trademark or emblem of Osteotech, including the name Osteotech, without the prior written consent of Osteotech; provided, however, MTF may disclose Osteotech's name as may be required by law, government regulation or court order.

         (c) (i) Nothing in this Agreement shall be interpreted to convey to MTF any trademark, patent or proprietary technology owned by Osteotech; (ii) Nothing in this Agreement shall be interpreted to convey to Osteotech any trademark, patent, or proprietary technology owned by MTF.
         (d) MTF recognizes that Osteotech currently performs, and intends in the future to perform, Processing services for others in addition to MTF, and therefore, agrees that unless specifically developed or customized for MTF or as otherwise provided herein, all packaging and technology used by Osteotech to perform Processing services for MTF may also be used by Osteotech to perform such services for others.
         (e) MTF recognizes that Osteotech processes proprietary forms of tissue and agrees that if it were to distribute these tissues it will do so only under the trademark, packaging, labels and emblems developed and provided by Osteotech.

11.      NOTICES
         All notices and other communications provided for hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, telecopied, with a copy sent promptly thereafter by U.S. mail, or delivered by hand or overnight delivery, as follows.

      If to MTF:                         Chief Executive Officer
                                         Musculoskeletal Transplant Foundation
                                         125 May Street
                                         Edison, New Jersey  08837
                                         Telephone No. (908) 661-0202
                                         Telecopy No. (908) 661-2297

      If to Osteotech:                   Chief Executive Officer
                                         Osteotech, Inc.
                                         51 James Way
                                         Eatontown, New Jersey 07724
                                         Telephone No. (908) 542-2800
                                         Telecopy No.  (908) 935-0626

or such other person or address as either party may designate by written notice to the other party complying as to delivery with the terms of this Section 11. All such notices and other communications shall be effective (i) if mailed by certified or registered mail, when received as indicated by the return receipt,
(ii) if telecopied, when transmitted, as indicated by the facsimile transmission report, provided same is on a business day in the U.S. (excludes weekends and federal holidays) and, if not, on the next business day, or (iii) if delivered, upon delivery, provided same is on a business day and, if not, on the next business day.

12.      ENTIRE AGREEMENT
         This Agreement sets forth the entire Agreement between the parties. Any prior agreements, promises, negotiations, or representations, either oral or written, relating to the subject matter of this Agreement not expressly set forth in this Agreement are of no force or effect.

13.      MODIFICATION
         This Agreement, or any part of section of it, may not be amended or modified except by the written consent of both parties of the Agreement.

14.      APPLICABLE LAW
         This Agreement shall be construed in accordance with the laws of the State of New Jersey, without giving effect to any conflict of laws principles.

15.      WAIVER
         Waiver or breach of any provision of this Agreement shall not be deemed a waiver of any other breach of the same or a different provision of this Agreement.

16.      INDEPENDENT CONTRACTOR
         Osteotech is providing its services hereunder as an independent contractor. Nothing herein shall create any affiliation, partnership or joint venture between the parties hereto, or any employer/employee relationship.

17.      SEVERABILITY
         The provisions of this Agreement shall be severable, and if a court of competent jurisdiction holds any provisions of this Agreement to be in violation of any applicable law, the remaining provisions shall nevertheless remain in full force and effect.

18.      SUCCESSORS
         This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date first written above.

                                           MUSCULOSKELETAL TRANSPLANT FOUNDATION


                                               BY:/S/BRUCE STROEVER
                                               --------------------
                                                   Bruce Stroever, President and
                                                   Chief Executive Officer


                                                     OSTEOTECH, INC.


                                               BY:/s/RICHARD W. BAUER
                                               ----------------------
                                                   Richard W. Bauer, President
                                                   and Chief Executive Officer

                                             MTF                   Exhibit 3.1

                           Schedule of Processing Fees




                                      XXXXX

























XXXXX Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The confidential material is being filed separately with the Secretary to the Securities Exchange Commission.

                                       MTF                          Exhibit 3.2

                           Schedule of Processing Fees


                                      XXXXX















XXXXX Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The confidential material is being filed separately with the Secretary to the Securities Exchange Commission.